EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    I, Wesley R. Card, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of The Jones Group Inc. on Form 10-Q for the fiscal quarter ended April 6, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of The Jones Group Inc.

By: /s/ Wesley R. Card

Name: Wesley R. Card
Title: Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to The Jones Group Inc. and will be retained by Jones Apparel Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

    I, John T. McClain, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of The Jones Group Inc. on Form 10-Q for the fiscal quarter ended April 6, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of The Jones Group Inc.

By: /s/ John T. McClain

Name: John T. McClain
Title: Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to The Jones Group Inc. and will be retained by The Jones Group Inc. and furnished to the Securities and Exchange Commission or its staff upon request.